Exhibit 99.1

BigCommerce Announces Third Quarter 2024 Financial Results

Third Quarter Total Revenue of $83.7 Million, an Increase of 7% Versus Prior Year. Total ARR of $347.8 Million, an Increase of 5% Versus Prior Year. Enterprise ARR of $256.9 Million, an Increase of 7% Versus Prior Year

AUSTIN, Texas – November 7, 2024 – BigCommerce Holdings, Inc. (“BigCommerce” or the “Company”) (Nasdaq: BIGC), an open SaaS, composable ecommerce platform for fast-growing and established B2C and B2B brands and retailers, today announced financial results for its third quarter ended September 30, 2024.

“BigCommerce has been significantly underrepresented in the marketplace relative to the strength of our products,” said Travis Hess, CEO of BigCommerce. “Our third-quarter revenue increased 7% year-over-year, but we have the potential to do much better. As CEO, it is my top priority to reach that potential. We are making significant changes to re-accelerate growth and re-align our team to help discerning organizations solve business problems, maximize agility and optimize revenue.”

“The entire board and I are confident that Travis is the right leader to drive additional growth for BigCommerce and value for shareholders,” said Ellen Siminoff, Executive Chair of the BigCommerce Board of Directors. “He has the necessary mix of deep industry expertise, operational focus and fresh perspective on the business to reignite and bolster our growth strategy.”

Third Quarter Financial Highlights:

•
Total revenue was $83.7 million, up 7% compared to the third quarter of 2023.
•
Total annual revenue run-rate (“ARR”) as of September 30, 2024 was $347.8 million, up 5% compared to September 30, 2023.
•
Subscription solutions revenue was $62.8 million, up 7% compared to the third quarter of 2023.
•
ARR from accounts with at least one enterprise plan (collectively, “Enterprise Accounts”) was $256.9 million as of September 30, 2024, up 7% from September 30, 2023.
•
ARR from Enterprise Accounts as a percent of total ARR was 74% as of September 30, 2024, compared to 72% as of September 30, 2023.
•
GAAP gross margin was 76%, compared to 76% in the third quarter of 2023. Non-GAAP gross margin was 78%, compared to 77% in the third quarter of 2023.

Other Key Business Metrics

•
Number of enterprise accounts was 5,892, down 1% compared to the third quarter of 2023.
•
Average revenue per account (ARPA) of enterprise accounts was $43,600 up 8% compared to the third quarter of 2023.
•
Revenue in the Americas grew by 6% compared to the third quarter of 2023.
•
Revenue in EMEA grew by 12% and revenue in APAC grew by 9% compared to the third quarter of 2023.

.

Loss from Operations and Non-GAAP Operating Income (Loss)

•
GAAP loss from operations was ($19.2) million, compared to ($22.2) million in the third quarter of 2023.

Exhibit 99.1

•
Included in GAAP loss from operations was a restructuring charge of $9.9 million, including but not limited to the 2024 Restructuring (defined below).
•
Non-GAAP operating income (loss) was $4.3 million, compared to ($1.2) million in the third quarter of 2023.

Net Income (Loss) and Earnings Per Share

•
GAAP net loss was ($7.0) million, compared to ($20.3) million in the third quarter of 2023.
•
Non-GAAP net income was $4.4 million or 5% of revenue, compared to $0.7 million or 1% of revenue in the third quarter of 2023.
•
GAAP basic net loss per share was ($0.09) based on 77.9 million shares of common stock, compared to ($0.27) based on 75.4 million shares of common stock in the third quarter of 2023.
•
Non-GAAP basic net income per share was $0.06 based on 77.9 million of shares, compared to $0.01 based on 75.4 million shares in the third quarter of 2023.
•
Non-GAAP diluted net income per share was $0.06 based on 79.4 million shares of dilutive shares, compared to $0.01 based on 78.6 million dilutive shares in the third quarter of 2023.

Adjusted EBITDA

•
Adjusted EBITDA was $5.4 million, compared to ($0.1) million in the third quarter of 2023.

Cash

•
Cash, cash equivalents, restricted cash, and marketable securities totaled $169.9 million as of September 30, 2024.
•
For the nine months ended September 30, 2024, net cash provided by operating activities was $13.9 million, compared to ($37.5) million used in operating activities for the same period in 2023. The Company reported free cash flow was $11.0 million in the nine months ended September 30, 2024.

Debt

•
During the quarter ended September 30, 2024, the Company exchanged approximately $161.2 million principal amount of its convertible notes due in 2026 ("2026 Convertible Notes") in exchange for $150.0 million convertible notes due in 2028 ("2028 Convertible Notes"). The 2028 Convertible Notes bear an annual interest rate of 7.50% with a conversion price of $16.00. The Company also repurchased $120.6 million principal amount of its 2026 Convertible Notes for $108.7 million of cash.
•
As of September 30, 2024, the Company has $63.1 million in outstanding aggregate principal amount of its 2026 Convertible Notes with a maturity date of October 1, 2026, and $150.0 million in outstanding aggregate principal amount of its 2028 Convertible Notes with a maturity date of October 1, 2028.

Business Highlights:

Corporate Highlights

•
The Board of Directors appointed Travis Hess to serve as BigCommerce’s CEO, replacing Brent Bellm. Ellen Siminoff was appointed to the role of Executive Chair of the Board. Hess joined BigCommerce in May 2024 as President. He previously held senior leadership roles at leading global commerce agencies

Exhibit 99.1

and consultancies such as Accenture where he led the firm’s direct-to-consumer commerce offering and go-to-market strategy.
•
The Company also strengthened its leadership team with the addition of ecommerce industry veterans Doug Hollinger as Senior Vice President of Go-To-Market Strategy, John Huntington as Senior Vice President of Global Partnerships and Ryan Means as Senior Vice President of Global Services

Restructuring

•
On September 30, 2024, the Company initiated a restructuring program (the "2024 Restructure") that includes a reduction of the Company's workforce, select real estate exits within certain markets, abandonment of certain software development projects and contract amendments and terminations to better align operating expenses with existing economic conditions and the Company's strategic priorities.
•
The Company incurred $9.8 million of restructuring charges for the three months ended September 30, 2024 in connection with the 2024 Restructure, consisting primarily of severance benefits, contract termination costs, right-of-use asset impairments, lease termination gain, software impairments, and professional services costs. The Company expects to incur additional restructuring costs through fiscal 2025.

Product Highlights

•
In August 2024, BigCommerce announced its latest round of product enhancements as part of the Next Big Thing, its twice yearly comprehensive product launch. The new developments deliver powerful and innovative features that enterprise brands and retailers need to achieve their goals. Highlights include:
o
BigCommerce has improved its Catalyst storefront with the Makeswift new visual editor, making it easier for users to design their online stores.
o
Businesses can now better manage who can do what on their accounts with new role-based access controls, allowing admins to set specific permissions for buyers, like making purchases or submitting requests.
o
Feedonomics' new Instant Commerce feature helps brands offer convenient shopping options like buying online and picking up in-store or getting local deliveries, often on the same day.
o
BigAI Product Recommendations, powered by Google AI, enable brands to offer their shoppers real-time personalized recommendations throughout their shopper journey, all designed to boost conversion and average order value.
o
The new BigAI Copywriter tool, powered by Google's next generation AI, helps marketers quickly create or improve product descriptions that are optimized for search engines and tailored to their brand's style and tone.
•
In July, BigCommerce announced it scored 24 out of 24 total medals in the 2024 Paradigm B2B Combines for Digital Commerce Solutions (Enterprise and Midmarket Editions) for the second consecutive year. BigCommerce advanced its rankings in a total of eight categories in both Editions and achieved more Gold medals in Midmarket than other ecommerce participating platforms, further positioning the platform as a preferred choice for midmarket and enterprise B2B organizations looking to innovate, grow and scale their businesses.

Partnership Highlights

Exhibit 99.1

•
TD Bank Group announced the launch of TD eCommerce Solutions, a turnkey, highly customizable ecommerce platform Powered by BigCommerce to enable Canadian small businesses to sell products and services online and accept payments.
•
BigCommerce announced a partnership with digital transformation specialty agency Ubique Digital to launch BigTravel, a unified, best-in-class solution designed to simplify travel industry operations and enhance customer experiences.

Customer Highlights

•
The Company announced the winners of the 2024 BigCommerce Customer Awards. The Awards program recognizes the most innovative and inspiring customers across four categories: Design, Innovation, Emerging Brand and Shopper Experience.
•
The Gel Bottle, a fast-growing brand in the premium nail beauty industry, launched a new B2B site, integrated with Netsuite, in the UK with plans to expand into additional regions. The Gel Bottle is leveraging BigCommerce’s new multiple coupons functionality for rewards for their loyalty program.
•
Richer Sounds, the UK’s largest high street electronics retailer, moved its online store to BigCommerce – with a Feedonomics integration – in August, and is already experiencing improved site conversion, user experience and back-end operations.
•
In under four months, Blinds To Go, a manufacturer and seller of customer window coverings, launched a new headless store on BigCommerce featuring a custom product configurator, dynamic pricing and leveraging BigCommerce multi-storefront and multi-language functionalities.
•
Soft Surroundings, the 25-year-old apparel, accessories and home goods brand, replaced its legacy platform with BigCommerce to improve operational efficiency, increase market share and unify its brand experience following its acquisition by Coldwater Creek, another BigCommerce customer, last year.
•
ZGallerie, after being acquired by Karat Home, rebuilt their headless home decor store on Stencil in only a few short months. The company now has an ecommerce store that is more easily managed by non-technical customer service teams.
•
Walsworth, a yearbook company that sells exclusively to the parents of schools, launched a new headless ecommerce store with BigCommerce powering their checkout. Walsworth integrated with its pre-existing custom PIM and pre-existing custom OMS

Q4 and 2024 Financial Outlook:

For the fourth quarter of 2024, we currently expect:

•
Total revenue between $85.8 million to $87.8 million, implying a year-over-year growth rate of 2% to 4%.
•
Non-GAAP operating income is expected to be between $4.4 million to $6.4 million.

For the full year 2024, we currently expect:

•
Total revenue between $331.7 million and $333.7 million, translating into a year-over-year growth rate of 7% and 8%.
•
Non-GAAP operating income between $13.8 million and $15.8 million.

Our fourth quarter and 2024 financial outlook is based on a number of assumptions that are subject to change and many of which are outside our control. If actual results vary from these assumptions, our expectations may change. There can be no assurance that we will achieve these results.

Exhibit 99.1

We do not provide guidance for loss from operations , the most directly comparable GAAP measure to Non-GAAP operating income (loss), and similarly cannot provide a reconciliation between its forecasted Non-GAAP operating income (loss) and Non-GAAP income (loss) per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 7:00 a.m. CT (8:00 a.m. ET) on Thursday, November 7, 2024, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 634-1254 from the United States and Canada or (412) 317-6012 internationally and requesting to join the “BigCommerce conference call.” The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 11:59 p.m. ET on Thursday, November 14, 2024, a telephone replay will be available by dialing (877) 344-7529 from the United States, (855) 669-9658 from Canada or (412) 317-0088 internationally with conference ID 1719588. A webcast replay will also be available at http://investors.bigcommerce.com. for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading open SaaS and composable ecommerce platform that empowers brands and retailers of all sizes to build, innovate and grow their businesses online. BigCommerce provides its customers sophisticated enterprise-grade functionality, customization and performance with simplicity and ease-of-use. Tens of thousands of B2C and B2B companies across 150 countries and numerous industries rely on BigCommerce, including Burrow, Coldwater Creek, Harvey Nichols, King Arthur Baking Co., MKM Building Supplies, United Aqua Group and Uplift Desk. For more information, please visit www.bigcommerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and fiscal 2024 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, the anticipated benefits and opportunities related to the 2024 Restructure may not be realized or may take longer to realize than expected, our ability to pay the interest and principal on our indebtedness depends upon cash flows generated by our operating performance, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual

Exhibit 99.1

outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023 and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management's good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these Non-GAAP financial measures internally in analyzing our financial results and believes that use of these Non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar Non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical Non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual Revenue Run-Rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) contractual monthly recurring revenue at the end of the period, which includes platform subscription fees, invoiced growth adjustments, feed management subscription fees, recurring professional services revenue, and other recurring revenue, multiplied by twelve to prospectively annualize recurring revenue, and (2) the sum of the trailing twelve-month non-recurring and variable revenue, which includes one-time partner integrations, one-time fees, payments revenue share, and any other revenue that is non-recurring and variable.

Enterprise Account Metrics

To measure the effectiveness of our ability to execute against our growth strategy, particularly within the mid-market and enterprise business segments, we calculate ARR attributable to Enterprise Accounts. We define Enterprise Accounts as accounts with at least one unique Enterprise plan subscription or an enterprise level feed management subscription. These accounts may have more than one Enterprise plan or a combination of Enterprise plans and Essentials plans.

Average Revenue Per Account

We calculate average revenue per account (ARPA) for accounts in the Enterprise cohort at the end of a period by including customer-billed revenue and an allocation of partner and services revenue, where applicable. We allocate partner revenue, where applicable, primarily based on each customer’s share of GMV processed through that partner’s solution. For partner revenue that is not directly linked to customer usage of a partner’s solution, we allocate such revenue based on each customer’s share of total platform GMV. Each account’s partner revenue allocation is calculated by taking the account’s trailing twelve-month partner revenue, then dividing by twelve to create a monthly average to apply to the applicable period in order to normalize ARPA for seasonality.

Adjusted EBITDA

Exhibit 99.1

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition related costs, restructuring charges, depreciation, gain on convertible note extinguishment, interest income, interest expense, other expense, and our provision or benefit for income taxes. Acquisition related costs include contingent compensation arrangements entered into in connection with acquisitions and achieved earnout related to an acquisition.

Restructuring charges include severance benefits, right-of-use asset impairments, lease termination gain, software impairments, and professional services costs.

Depreciation includes depreciation expenses related to the Company's fixed assets.

The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Income (Loss)

We define Non-GAAP Operating Income (Loss) as our GAAP Loss from operations, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, and restructuring charges. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Income (Loss)

We define Non-GAAP Net Income (Loss) as our GAAP net loss, excluding the impact of stock-based compensation expense and related payroll tax costs, amortization of intangible assets, acquisition-related costs, restructuring charges, and gain on convertible notes extinguishment. The most directly comparable GAAP measure is our net loss.

Non-GAAP Basic and Dilutive Net Income (Loss) per Share

We define Non-GAAP Basic Net Income (Loss) per Share as our Non-GAAP net income (loss), defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our basic net loss per share.

Free Cash Flow

We define Free Cash Flow as our GAAP cash flow provided by (used in) operating activities less our GAAP purchases of property and equipment (Capital Expenditures). The most directly comparable GAAP measure is our cash flow provided by (used in) operating activities.

Media Relations Contact Investor Relations Contact

Brad Hem Tyler Duncan

PR@BigCommerce.com InvestorRelations@BigCommerce.com

Exhibit 99.1

Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$35,441	71,719
Restricted cash	1,514	1,126
Marketable securities	132,955	198,415
Accounts receivable, net	43,378	37,713
Prepaid expenses and other assets, net	21,032	24,733
Deferred commissions	9,140	8,280
Total current assets	243,460	341,986
Property and equipment, net	9,374	10,233
Operating lease, right-of-use-assets	2,278	4,405
Prepaid expenses, net of current portion	2,412	1,240
Deferred commissions, net of current portion	5,998	7,056
Intangible assets, net	19,699	27,052
Goodwill	51,927	52,086
Total assets	$335,148	$444,058
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$8,149	$7,982
Accrued liabilities	2,771	2,652
Deferred revenue	46,352	32,242
Current portion of operating lease liabilities	2,883	2,542
Other current liabilities	26,432	25,332
Total current liabilities	86,587	70,750
Convertible notes	216,756	339,614
Operating lease liabilities, net of current portion	2,068	7,610
Other long-term liabilities, net of current portion	751	551
Total liabilities	306,162	418,525
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	647,897	620,021
Accumulated other comprehensive income	380	163
Accumulated deficit	(619,298)	(594,658)
Total stockholders’ equity	28,986	25,533
Total liabilities and stockholders’ equity	$335,148	$444,058

Exhibit 99.1

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Revenue	$83,710	$78,045	$245,899	$225,245
Cost of revenue (1)	19,863	19,054	58,113	55,256
Gross profit	63,847	58,991	187,786	169,989
Operating expenses: (1)
Sales and marketing	33,140	36,253	99,997	105,898
Research and development	20,841	21,703	61,116	63,951
General and administrative	16,435	14,342	46,800	45,264
Amortization of intangible assets	2,434	2,033	7,353	6,099
Acquisition related costs	334	1,067	1,001	9,317
Restructuring charges	9,880	5,795	12,452	6,215
Total operating expenses	83,064	81,193	228,719	236,744
Loss from operations	(19,217)	(22,202)	(40,933)	(66,755)
Gain on convertible note extinguishment	12,110	0	12,110	0
Interest income	2,433	3,059	8,807	8,310
Interest expense	(1,908)	(721)	(3,348)	(2,165)
Other expense	(142)	(301)	(585)	(333)
Loss before provision for income taxes	(6,724)	(20,165)	(23,949)	(60,943)
Provision for income taxes	(269)	(145)	(691)	(552)
Net loss	$(6,993)	$(20,310)	$(24,640)	$(61,495)
Basic net loss per share	$(0.09)	$(0.27)	$(0.32)	$(0.82)
Shares used to compute basic net loss per share	77,869	75,387	77,319	74,778

(1) Amounts include stock-based compensation expense and associated payroll tax costs, as follows:

	For the three months ended September 30,		For the nine months ended September 30,
	2024	2023	2024	2023
Cost of revenue	$1,114	$1,323	$2,798	$3,802
Sales and marketing	3,327	3,626	8,332	10,059
Research and development	3,766	4,124	10,515	11,570
General and administrative	2,685	3,028	7,859	8,680

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

Cash flows from operating activities
Net loss	$(6,993)	$(20,310)	$(24,640)	$(61,495)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,484	3,137	10,482	8,981
Amortization of discount on convertible note	344	494	1,338	1,481
Amortization of convertible note premium	(240)	0	(240)	0
Stock-based compensation expense	10,159	11,773	28,556	33,550
Provision for expected credit losses	1,289	(47)	3,002	1,461
Impairment loss	3,031	0	3,031	0
Gain on lease modification	(988)	0	(988)	0
Gain on convertible note extinguishment	(12,110)	0	(12,110)	0
Other	0	171	(37)	171
Changes in operating assets and liabilities:
Accounts receivable	445	401	(8,933)	(1,359)
Prepaid expenses	2,041	(2,087)	1,016	(5,571)
Deferred commissions	389	(1,002)	198	(1,774)
Accounts payable	1,022	(220)	(223)	(748)
Accrued and other liabilities	(235)	(26,858)	(668)	(24,753)
Deferred revenue	3,935	3,119	14,110	12,534
Net cash provided by (used in) operating activities	5,573	(31,429)	13,894	(37,522)
Cash flows from investing activities:
Cash paid for acquisition	0	0	(100)	0
Purchase of property and equipment	(1,064)	(1,055)	(2,934)	(3,135)
Maturity of marketable securities	59,670	83,135	151,635	206,207
Purchase of marketable securities	(49,355)	(55,681)	(85,957)	(189,075)
Net cash provided by investing activities	9,251	26,399	62,644	13,997
Cash flows from financing activities:
Proceeds from exercise of stock options	238	1,455	1,483	3,700
Taxes paid related to net share settlement of stock options	(1,086)	(1,039)	(2,411)	(3,269)
Proceeds from financing obligation	0	0	0	1,081
Payment of convertible note issuance costs	(2,520)	0	(2,520)	0
Repayment of convertible notes and financing obligation	(108,709)	(131)	(108,980)	(131)
Net cash provided by (used in) financing activities	(112,077)	285	(112,428)	1,381
Net change in cash and cash equivalents and restricted cash	(97,253)	(4,745)	(35,890)	(22,144)
Cash and cash equivalents and restricted cash, beginning of period	134,208	75,631	72,845	93,030
Cash and cash equivalents and restricted cash, end of period	$36,955	$70,886	$36,955	$70,886
Supplemental cash flow information:
Cash paid for interest	$2,018	$442	$2,463	$873
Cash paid for taxes	$93	$129	$275	$341
Noncash investing and financing activities:
Capital additions, accrued but not paid	$106	$224	$224	$224
Fair value of shares issued as consideration for acquisition	$0	$921	$248	$921
Principal amount of 2028 Convertible Notes exchanged	$150,000	$0	$150,000	$0

Exhibit 99.1

Disaggregated Revenue:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Subscription solutions	$62,826	$58,709	$185,582	$168,652
Partner and services	20,884	19,336	60,317	56,593
Revenue	$83,710	$78,045	$245,899	$225,245

Revenue by geographic region:

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Revenue:
Americas – United States	$63,682	$60,019	$187,249	$172,374
Americas – other (1)	3,893	3,499	11,445	10,273
EMEA	9,709	8,631	28,182	25,263
APAC	6,426	5,896	19,023	17,335
Revenue	$83,710	$78,045	$245,899	$225,245

(1)Americas-other revenue includes revenue from North and South America, other than the United States.

Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts)

(unaudited)

Reconciliation of loss from operations to Non-GAAP operating income (loss):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Loss from operations	$(19,217)	$(22,202)	$(40,933)	$(66,755)
Plus: stock-based compensation expense and associated payroll tax costs	10,892	12,101	29,504	34,111
Amortization of intangible assets	2,434	2,033	7,353	6,099
Acquisition related costs	334	1,067	1,001	9,317
Restructuring charges	9,880	5,795	12,452	6,215
Non-GAAP operating income (loss)	$4,323	$(1,206)	$9,377	$(11,013)
Non-GAAP operating income (loss) as a percentage of revenue	5.2%	(1.5)%	3.8%	(4.9)%

Reconciliation of net loss and basic net loss per share to Non-GAAP net income (loss) and Non-GAAP net income (loss) per share:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Net loss	$(6,993)	$(20,310)	$(24,640)	$(61,495)
Plus: stock-based compensation expense and associated payroll tax costs	10,892	12,101	29,504	34,111
Amortization of intangible assets	2,434	2,033	7,353	6,099
Acquisition related costs	334	1,067	1,001	9,317
Restructuring charges	9,880	5,795	12,452	6,215
Gain on convertible note extinguishment	(12,110)	0	(12,110)	0
Non-GAAP net income (loss)	$4,437	$686	$13,560	$(5,753)
Basic net loss per share	$(0.09)	$(0.27)	$(0.32)	$(0.82)
Non-GAAP basic net income (loss) per share	$0.06	$0.01	$0.18	$(0.08)
Non-GAAP diluted net income per share (1)	$0.06	$0.01	$0.17
Shares used to compute basic Non-GAAP net income (loss) per share	77,869	75,387	77,319	74,778
Shares used to compute diluted Non-GAAP net income (loss) per share (1)	79,401	78,550	79,184
Non-GAAP net income (loss) as a percentage of revenue	5.3%	0.9%	5.5%	(2.6)%

(1) Due to Non-GAAP net loss for the nine months ended September 30, 2023, there are no common shares added to calculate Non-GAAP diluted net income per share because the effect would be anti-dilutive.

Exhibit 99.1

Reconciliation of net loss to adjusted EBITDA:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Net loss	$(6,993)	$(20,310)	$(24,640)	$(61,495)
Plus: stock-based compensation expense and associated payroll tax costs	10,892	12,101	29,504	34,111
Amortization of intangible assets	2,434	2,033	7,353	6,099
Acquisition related costs	334	1,067	1,001	9,317
Restructuring charges	9,880	5,795	12,452	6,215
Depreciation	1,050	1,104	3,129	2,882
Gain on convertible note extinguishment	(12,110)	0	(12,110)	0
Interest income	(2,433)	(3,059)	(8,807)	(8,310)
Interest expense	1,908	721	3,348	2,165
Other expenses	142	301	585	333
Provision for income taxes	269	145	691	552
Adjusted EBITDA	$5,373	$(102)	$12,506	$(8,131)
Adjusted EBITDA as a percentage of revenue	6.4%	(0.1)%	5.1%	(3.6)%

Reconciliation of cost of revenue to Non-GAAP cost of revenue:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Cost of revenue	$19,863	$19,054	$58,113	$55,256
Less: stock-based compensation expense and associated payroll tax costs	1,114	1,323	2,798	3,802
Non-GAAP cost of revenue	$18,749	$17,731	$55,315	$51,454
As a percentage of revenue	22.4%	22.7%	22.5%	22.8%

Reconciliation of sales and marketing expense to Non-GAAP sales and marketing expense:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Sales and marketing	$33,140	$36,253	$99,997	$105,898
Less: stock-based compensation expense and associated payroll tax costs	3,327	3,626	8,332	10,059
Non-GAAP sales and marketing	$29,813	$32,627	$91,665	$95,839
As a percentage of revenue	35.6%	41.8%	37.3%	42.5%

Exhibit 99.1

Reconciliation of research and development expense to Non-GAAP research and development expense:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

Research and development	$20,841	$21,703	$61,116	$63,951
Less: stock-based compensation expense and associated payroll tax costs	3,766	4,124	10,515	11,570
Non-GAAP research and development	$17,075	$17,579	$50,601	$52,381
As a percentage of revenue	20.4%	22.5%	20.6%	23.3%

Reconciliation of general and administrative expense to Non-GAAP general and administrative expense:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Revenue	$83,710	$78,045	$245,899	$225,245

General & administrative	$16,435	$14,342	$46,800	$45,264
Less: stock-based compensation expense and associated payroll tax costs	2,685	3,028	7,859	8,680
Non-GAAP general & administrative	$13,750	$11,314	$38,941	$36,584
As a percentage of revenue	16.4%	14.5%	15.8%	16.2%

Reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
(in thousands)
Net cash provided by (used in) operating activities	$5,573	$(31,429)	$13,894	$(37,522)
Purchases of property and equipment	(1,064)	(1,055)	(2,934)	(3,135)
Free cash flow	$4,509	$(32,484)	$10,960	$(40,657)